Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interests of Named Experts and Counsel” and to the use of our report dated September 17, 2020 relating to the consolidated financial statements of Bunker Hill Mining Corp. in the Registration Statement (Form S-1) and the related Prospectus of Bunker Hill Mining Corp. dated October 26, 2020.

October 26, 2020

/s/ MNP LLP
Chartered Professional Accountants
Mississauga, Ontario Licensed Public Accountants